Exhibit 16

February 4, 2002

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of MeadWestvaco Corporation dated January 30, 2002.

Yours truly,

/s/Deloitte & Touche LLP